CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:           Index Oil and Gas, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form SB-2, post effective amendment No. 1, Registration Statement of our report, dated June 13, 2007, relating to the  financial statements of Index Oil and Gas, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

New York, New York	By:	/s/ RBSM LLP
October 26, 2007		RBSM LLP